(d)(3)(ii)

FORM OF

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT VOYA SEPARATE PORTFOLIOS TRUST OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit
(as a percentage of average net assets)
Voya VACS Series EMCD Fund	0.15%
(formerly, Voya Emerging Markets
Corporate Debt Fund)
Term Expires August 1, 2024

Voya VACS Series EMHCD Fund	0.15%
Initial Term Expires August 1, 2024

Voya VACS Series SC Fund	0.05%
Initial Term Expires August 1, 2024

Name of Fund*		Maximum Operating Expense Limit
		(as a percentage of average net assets)

				Classes

	A	I	P	R6	SMA	T	W

Voya Emerging Markets Corporate Debt	N/A	1.10%	0.15%	N/A	N/A	N/A	N/A
Fund
Initial Term Expires August 1, 2014

Voya Emerging Markets Hard Currency	1.15%	0.90%	0.15%	N/A	N/A	1.15%	0.90%
Debt Fund
Initial Term Expires August 1, 2014
Initial Term for Class A, Class T and
Class W Expires August 1, 2018

		2

Name of Fund*		Maximum Operating Expense Limit
		(as a percentage of average net assets)

				Classes

	A	I	P	R6	SMA	T	W

Voya Emerging Markets Local Currency	N/A	0.95%	0.15%	N/A	N/A	N/A	N/A
Debt Fund
Initial Term Expires August 1, 2014

Voya Investment Grade Credit Fund	0.90%	0.65%	0.15%	0.63%	0.00%	0.90%	0.65%
Initial Term Expires August 1, 2008
Initial Term for Class P Expires
August 1, 2014
Initial Term for Class A, Class I and
Class R6 Expires August 1, 2017
Initial Term for Class T Expires
August 1, 2018
Initial Term for Class W Expires
August 1, 2018

Voya Securitized Credit Fund	1.00%	0.68%	0.05%	0.68%	N/A	1.00%	0.75%
Initial Term for Class P Expires
August 1, 2016
Initial Term for Class A Expires
August 1, 2016
Term for Class I Expires August 1, 2018
Initial Term for Class T Expires
August 1, 2018
Initial Term for Class W Expires
August 1, 2018
Initial Term for Class R6 Expires
August 1, 2021

						_____
							HE

Effective Date: November 18, 2022, to reflect the addition of Voya VACS Series EMHCD Fund and Voya VACS Series SC Fund, and to reflect the name change of Voya Emerging Markets Corporate Debt Fund to Voya VACS Series EMCD Fund.

*This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.